UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 13, 2014

Date of Report (Date of earliest event reported)

PACWEST BANCORP

(Exact name of Registrant as Specified in Charter)

DELAWARE	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, California 90067

(Address of Principal Executive Offices)(Zip Code)

(310) 286-1144

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On January 13, 2014, PacWest Bancorp (“PacWest”) held a special meeting of stockholders. PacWest’s stockholders voted on the following proposals: (1) the adoption of the Agreement and Plan of Merger dated as of July 22, 2013 (the “merger agreement”) by and between PacWest and CapitalSource Inc. (“CapitalSource”), as such agreement may be amended from time to time, referred to as the Merger Proposal, (2) the adoption of an amendment to the PacWest certificate of incorporation to increase the number of authorized shares of PacWest common stock from 75 million shares to 200 million shares, referred to as the Certificate of Incorporation Amendment Proposal, (3) the issuance of PacWest common stock to CapitalSource stockholders in the merger, referred to as the Stock Issuance Proposal, (4) (i) an amendment to the PacWest 2003 Stock Incentive Plan to increase the aggregate number of shares of PacWest common stock authorized for grant thereunder from 6.5 million shares to 9 million shares and to extend the expiration of the plan from May 31, 2017 to May 31, 2019 and (ii) re-approval of the business criteria listed under the PacWest 2003 Stock Incentive Plan on which performance goals may be based for awards under the plan that are intended to satisfy the “performance-based compensation” exception to the deductibility limit under Section 162(m) of the Internal Revenue Code, referred to as the Stock Plan Amendment Proposal and (5) on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of PacWest in connection with the merger, referred to as the Advisory (Non-Binding) Proposal on Specified Compensation.  PacWest’s stockholders approved proposals 1 through 4 but did not approve proposal 5.

There were 44,316,774 shares of PacWest common stock issued and outstanding on the record date and entitled to vote at the special meeting, and 37,884,598 shares were represented in person or by proxy at the special meeting, which constituted a quorum to conduct business at the special meeting.  The approval of proposals 1 and 2 required a majority of PacWest’s outstanding shares entitled to vote thereon.  The approval of proposals 3 through 5 required a majority of the shares of PacWest common stock represented in person or by proxy at the PacWest special meeting and entitled to vote thereon.  The final voting results for each proposal were as follows:

	For	Against	Abstain
Proposal 1 – Merger Proposal	37,676,611	157,989	49,998
Proposal 2 – Certificate of Incorporation Amendment Proposal	37,423,959	413,050	47,589
Proposal 3 – Stock Issuance Proposal	37,542,030	273,177	69,391
Proposal 4 – Stock Plan Amendment Proposal	25,330,952	12,482,121	71,525
Proposal 5 – Advisory (Non-Binding) Proposal on Specified Compensation	17,836,727	19,932,489	115,382

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: January 13, 2014
	By:	/s/ JARED M. WOLFF
Name: Jared M. Wolff
Title: Authorized Signatory